Exhibit 10.7

STOCK ESCROW AND VOTING AGREEMENT

THIS STOCK ESCROW AND VOTING AGREEMENT, dated as of                  , 2006 (the “Agreement”), by and among TRANSTECH SERVICES PARTNERS INC., a Delaware corporation (the “Company”), MAXIM GROUP LLC, a New York limited liability company (“Maxim”) and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation (the “Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated                   , 2006, with Maxim, acting as representative of the several underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase and offer to the public (the “Offering”) 6,000,000 units (the “Units”) of the Company’s securities. Each Unit consists of one share of the Company’s Common Stock, par value 0.0001 per share (“Common Stock”), and one Warrant, each Warrant to purchase one share of Common Stock, all as more fully described in the Company’s final Prospectus, dated [               ], 2006, comprising part of the Company’s Registration Statement on Form S-1 (File No. 333-[                  ]) under the Securities Act of 1933, as amended, declared effective on [                    ], 2006;

WHEREAS, as partial consideration for its services as representative of the Underwriters, the Company has agreed to issue to Maxim 60,000 shares of Common Stock (collectively, the “Maxim Shares”);

WHEREAS, Maxim has agreed, as a condition of the issuance of such shares, to deposit the Maxim Shares, in escrow, and to vote such shares, as hereinafter provided; and

WHEREAS, the Company and Maxim desire that the Escrow Agent accept the Escrow Shares, in escrow, to be held and disbursed as hereinafter provided.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1                                          Appointment of Escrow Agent. The Company and Maxim hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2                                          Deposit of Escrow Shares. On the closing date of the Offering, and on each subsequent closing, if any, of the sale of Units pursuant to the exercise of the Underwriters’ over-allotment option, the Company shall deliver to the Escrow Agent certificates representing the Maxim Shares to which Maxim is entitled, to be held and disbursed subject to, the terms and conditions of this Agreement. Maxim acknowledges that the certificates representing the Maxim Shares will be legended to reflect the deposit of such Maxim Shares under this Agreement.

3                                          Disbursement of the Escrow Shares. The Escrow Agent shall hold the Maxim Shares until the consummation of a Business Combination (as such term is defined in the Registration Statement) by the Company (the “Escrow Period”), on which date it shall, upon written instructions from Maxim, disburse the Maxim Shares to Maxim; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Maxim Shares. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Maxim Shares in accordance with this Section 3.

4                                          Rights of Maxim in the Maxim Shares.

4.1                                 Voting Rights as a Stockholder. Maxim shall retain all of its rights as a stockholder of the Company during the Escrow Period, including, without limitation, the right to vote the Maxim Shares. Notwithstanding the foregoing, Maxim hereby agrees that it will vote the Maxim Shares, (a) in connection with the consideration of a Business Combination, in accordance with the majority of the shares of Common Stock voted by stockholders purchasing shares on the Offering, and (b) in connection with the consideration of a plan of dissolution and liquidation of the company, in favor of such plan.

4.2                                 Dividends and Other Distributions in Respect of the Escrow Shares. During the Escrow Period, all dividends payable in cash with respect to the Maxim Shares shall be paid to Maxim, but all dividends payable in stock or other non-cash property (the “Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Maxim Shares” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3                                 Restrictions on Transfer. During the Escrow Period, Maxim shall not (a) sell, transfer or otherwise dispose of any or all of the Maxim Shares, to any entity, or (b) pledge or grant a security interest in the Maxim Shares or grant a security interest in its rights under this Agreement.

4.4                                 Waiver of Rights Upon Liquidation. Maxim hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company in the event of the dissolution and liquidation of the Company upon the Company’s failure to timely complete a Business Combination with respect to the Maxim Shares.

5                                          Concerning the Escrow Agent.

5.1                                 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2                                 Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Maxim Shares held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Maxim Shares or it may deposit the Maxim Shares with the clerk of any appropriate court or it may retain the Maxim Shares pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Maxim Shares are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3                                 Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all legal counsel and agents’ fees and disbursements and all taxes or other governmental charges.

5.4                                 Further Assurances. From time to time, on and after the date hereof, the Company and Maxim shall deliver, or cause to be delivered, to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5                                 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, the Maxim Shares held hereunder. If no new escrow agent is so appointed within the sixty (60) day period following the giving of such notice of resignation, the Escrow Agent may deposit the Maxim Shares with any court it reasonably deems appropriate.

5.6                                 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the Company and Maxim, jointly; provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7                                 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

6                                          Miscellaneous.

6.1                                 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the New York.

6.2                                 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to be charged.

6.3                                 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.4                                 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.5                                 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, or by private national courier service, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two days after the date of mailing, as follows:

If to the Company, to:

TransTech Services Partners Inc.

New York, New York

Attn:   Chief Executive Officer

If to Maxim, to:

Maxim Group, LLC

405 Lexington Avenue

New York, New York 10174

Attn:   Clifford A. Teller, Managing Director

And if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn:   Chairman

A copy of any notice sent hereunder shall be sent to:

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, New York 10022

Attn:  Howard S. Jacobs, Esq.

and:

Ellenoff, Grossman & Schole LLP

370 Lexington Avenue

New York, New York 10017

Attn: Douglas S. Ellenoff, Esq.

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.6                                 Liquidation of Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period(s) specified in the Prospectus.

6.7                                 Counterparts. This Agreement may be executed in several counterparts, each one of which may be delivered by facsimile transmission and each of which shall constitute an original, and together shall constitute but one instrument.

(Remainder of page intentionally left blank. Signature pages to follow.)

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

TRANSTECH SERVICES PARTNERS INC.

By:

Chief Executive Officer

MAXIM GROUP LLC

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title: